                          INVESTMENT ADVISORY AGREEMENT

      THIS AGREEMENT is made as of this __th day of June, 2002, between VANGUARD WHITEHALL FUNDS, a Delaware business trust (the "Trust"), and SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC., a Delaware corporation (the "Adviser").

                               W I T N E S S E T H

      WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Trust offers a series of shares known as Vanguard International Explorer Fund (the "Fund"); and

      WHEREAS, the Trust desires to retain the Adviser to render investment advisory services to the Fund, and the Adviser is willing to render such services.

      NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this Agreement, the Trust and the Adviser hereby agree as follows:

      1. APPOINTMENT OF ADVISER. The Trust hereby employs the Adviser as investment adviser, on the terms and conditions set forth herein, for the portion of the assets of the Fund that the Trust's Board of Trustees (the "Board of Trustees") determines in its sole discretion to assign to the Adviser from time to time (referred to in this Agreement as the "Schroder Portfolio"). As of the date of this Agreement, the Schroder Portfolio will consist of all of the assets of the Fund. The Board of Trustees may, from time to time, make additions to, and withdrawals from, the assets of the Fund assigned to the Adviser. The Adviser accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

      2. DUTIES OF ADVISER. The Trust employs the Adviser to manage the investment and reinvestment of the assets of the Schroder Portfolio; to continuously review, supervise, and administer an investment program for the Schroder Portfolio; to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested; to provide the Fund with all records concerning the activities of the Adviser that the Fund is required to maintain; and to render regular reports to the Fund's officers and Board of Trustees concerning the discharge of the foregoing responsibilities. The Adviser will discharge the foregoing responsibilities subject to the supervision and oversight of the Fund's officers and the Board of Trustees, and in compliance with the objectives, policies and limitations set forth in the Fund's prospectus and Statement of Additional Information, any additional operating policies or procedures that the Fund communicates to the Adviser in writing, and applicable laws and regulations. The Adviser agrees to provide, at its own expense, the office space, furnishings and equipment, and the personnel required by it to perform the services on the terms and for the compensation provided herein.

      3. SECURITIES TRANSACTIONS. The Adviser is authorized to select the brokers or dealers that will execute purchases and sales of securities for the Schroder Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution for such transactions. To the extent expressly permitted by the written policies and procedures established by the Board of Trustees, and subject to Section 28(e) of the Securities Exchange Act of 1934, as amended, any interpretations thereof by the Securities and Exchange Commission or its staff, and other applicable law, the Adviser is permitted to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities to the accounts as to which it exercises investment discretion. The execution of such transactions in conformity with the authority expressly referenced in the immediately preceding sentence shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. Subject to the first sentence of this Section 3, the Adviser agrees to comply with any directed brokerage or other brokerage policies and procedures that the Fund communicates to the Adviser in writing. The Adviser will promptly communicate to the Fund's officers and the Board of Trustees any information relating to the portfolio transactions the Adviser has directed on behalf of the Schroder Portfolio as such officers or the Board may reasonably request.

      4. COMPENSATION OF ADVISER. For the services to be rendered by the Adviser as provided in this Agreement, the Fund will pay to the Adviser at the end of each of the Fund's fiscal quarters an amount (the "Adjusted Fee") equal to a basic fee ("Basic Fee") plus a performance adjustment amount ("Adjustment Amount"). For purposes of the calculations, both the Basic Fee and the Adjustment Amount will incorporate an asset-based fee ("Asset Fee") that is determined by applying a quarterly rate, calculated based on the following annual percentage rate schedule, to the average month-end net assets of the Schroder Portfolio over the applicable time period:

        ----------------------------------------------------------------
                        ANNUAL PERCENTAGE RATE SCHEDULE
        ----------------------------------------------------------------
        ANNUAL PERCENTAGE                AVERAGE MONTH-END
               RATE                         NET ASSETS
        ----------------------------------------------------------------
              0.30%                  On the first $500 million
              0.22%                  On the next $500 million
              0.15%                       Over $1 billion
        ----------------------------------------------------------------

The Basic Fee is equal to the Asset Fee as computed over the fiscal quarter for which the Adjusted Fee is being calculated ("Relevant Fiscal Quarter").

      Subject to the transition rules described below, the Adjustment Amount is equal to the product of an adjustment percentage ("Adjustment Percentage") and the Asset Fee as computed over the 36-month period ending with the Relevant Fiscal Quarter ("Relevant 36-Month Period"). The Adjustment Percentage will vary based on the investment performance of the Schroder Portfolio relative to the investment performance of the Salomon Smith Barney Extended Market EPAC Index (the "Index") as determined for the Relevant 36-Month Period. The Adjustment Percentage applies as follows:

--------------------------------------------------------------------------------
      Cumulative Performance of
    Schroder Portfolio vs. Index                          Adjustment Percentage
    Over Relevant 36-Month Period
--------------------------------------------------------------------------------
          Less than -12%                                                   -50%
--------------------------------------------------------------------------------
 From -12% up to and including -6%                                         -25%
--------------------------------------------------------------------------------
         Between -6% and +6%                                                 0%
--------------------------------------------------------------------------------
 From +6% up to and including +12%                                         +25%
--------------------------------------------------------------------------------
          More than +12%                                                   +50%
--------------------------------------------------------------------------------


            4.1. TRANSITION RULE FOR CALCULATING ADVISER'S COMPENSATION. The Adjustment Amount will not be fully incorporated into the determination of the Adjusted Fee until the close of the quarter ending July 31, 2005. Until that date, the following transition rules will apply:

                  (a) DATE OF REORGANIZATION THROUGH APRIL 30, 2003. The
            Adjusted Fee will be equal to the Basic Fee. No Adjustment Amount will apply during this period.

                  (b) MAY 1, 2003 THROUGH JULY 31, 2005. Beginning May 1, 2003,
            the Adjusted Fee will be equal to the Basic Fee plus the Adjustment Amount as calculated on the following basis. The Adjustment Amount for the Relevant Fiscal Quarter will be determined on a progressive basis with regards to the number of months elapsed between July 31, 2002, and the end of the Relevant Fiscal Quarter ("Progressive Adjustment Period"). During the Progressive Adjustment Period, the Asset Fee for purposes of calculating the Adjustment Amount will be determined with respect to the period from July 31, 2002, through and including the end of the Relevant Fiscal Quarter. Similarly, the Adjustment Percentage will be calculated with respect to the cumulative performance of the Fund and the Index from August 1, 2002, through and including the end of the Relevant Fiscal Quarter. For these purposes, the endpoints and size of the range over which a positive or negative Adjustment Percentage applies and the corresponding maximum Adjusted Percentage will be multiplied by a fractional time-elapsed Adjustment Percentage. The fraction will equal the number of months elapsed since July 31, 2002, divided by thirty-six.

            Example: Assume that the Adviser's compensation is being calculated for the quarter ended January 31, 2004, and that the cumulative performance of the Schroder Portfolio versus the Index for the applicable period is +4%. In this case, an Adjustment Percentage of 12.5% of the Asset Fee calculated over the 18-month period would apply. Each performance breakpoint would be scaled by 18/36 = 0.5, and the performance adjustment percentage would also be scaled by 18/36 = 0.5. Hence, 4% cumulative outperformance for the 18 months ending January 31, 2004, would result in a 12.5% Adjustment. (Note that this example reflects rounding. In practice, calculations will be extended to the eighth decimal point. Performance shortfalls versus the Index are treated in a symmetric manner to the example provided.)

                  (c) ON AND AFTER AUGUST 1, 2005. The Adjusted Fee will be
            equal to the Basic Fee plus the Adjustment Amount as determined for the Relevant 36-Month Period.

            4.2. OTHER SPECIAL RULES RELATING TO ADVISER'S COMPENSATION. The following special rules will also apply to the Adviser's compensation:

                  (a) SCHRODER PORTFOLIO UNIT VALUE. The "Schroder Portfolio
            unit value" shall be determined by dividing the total net assets of the Schroder Portfolio by a given number of units. The number of units in the Schroder Portfolio shall be equal to the total shares outstanding of the Fund on the effective date of this Agreement; provided, however, that as assets are added to or withdrawn from the Schroder Portfolio, the number of units of the Schroder Portfolio shall be adjusted based on the unit value of the Schroder Portfolio on the day such changes are executed.

                  (b) SCHRODER PORTFOLIO PERFORMANCE. The investment performance of the Schroder Portfolio for any period, expressed as a percentage of the Schroder Portfolio unit value at the beginning of the period, will be the sum of: (i) the change in the Schroder Portfolio unit value during such period; (ii) the unit value of the Fund's cash distributions from the Schroder Portfolio's net investment income and realized net capital gains (whether short or long term) having an ex-dividend date occurring within the period; and (iii) the unit value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of such period by the Schroder Portfolio, expressed as a percentage of the Schroder Portfolio unit value at the beginning of such period. For this purpose, the value of distributions of realized capital gains per unit of the Schroder Portfolio, of dividends per unit of the Schroder Portfolio paid from investment income, and of capital gains taxes per unit of the Schroder Portfolio paid or payable on undistributed realized long-term capital gains shall be treated as reinvested in units of the Schroder Portfolio at the unit value in effect at the close of business on the record date for the payment of such distributions and dividends (which date shall be the relevant ex-dividend date) and the date on which provision is made for such taxes, after giving effect to such distributions, dividends, and taxes.

                  (c) INDEX PERFORMANCE. The investment record of the Index for any period, expressed as a percentage of the Index level at the beginning of such period, will be the sum of (i) the change in the level of the Index during such period, and (ii) the value, computed consistently with the Index, of cash distributions having an ex-dividend date occurring within such period made by companies whose securities make up the Index. For this purpose, cash distributions on the securities that make up the Index will be treated as reinvested in the Index, at least as frequently as the end of each calendar quarter following the payment of the dividend. The calculation will be gross of applicable costs and expenses, and consistent with the methodology used by Salomon Smith Barney Inc.

                  (d) PERFORMANCE COMPUTATIONS. The foregoing notwithstanding, any computation of the investment performance of the Schroder Portfolio and the investment record of the Index shall be in accordance with any then applicable rules of the U.S. Securities and Exchange Commission.

                  (e) EFFECT OF TERMINATION. In the event of termination of this
            Agreement, the fees provided in this Agreement will be computed on the basis of the period ending on the last business day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days the Adviser performed services hereunder during the fiscal quarter in which such termination becomes effective as a percentage of the total number of days in such quarter.

      5. REPORTS. The Fund and the Adviser agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request, including, but not limited to, information about changes in partners of the Adviser (to the extent applicable).

      6. COMPLIANCE. The Adviser agrees to comply with all policies, procedures or reporting requirements that the Board of Trustees of the Trust reasonably adopts and communicates to the Adviser in writing, including, without limitation, any such policies, procedures or reporting requirements relating to soft dollar or directed brokerage arrangements.

      7. STATUS OF ADVISER. The services of the Adviser to the Fund are not to be deemed exclusive, and the Adviser will be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Adviser will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund or the Trust.

      8. LIABILITY OF ADVISER. No provision of this Agreement will be deemed to protect the Adviser against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

      9. FORCE MAJEURE. The Adviser shall not be responsible for any loss or damage, or failure to comply or reasonable delay in complying with any duty or obligation, under or pursuant to this Agreement arising as a direct or indirect result of any reason, cause or contingency beyond its reasonable control, including (without limitation) natural disasters, nationalization, currency restrictions, act of war, act of terrorism, act of God, postal or other strikes or industrial actions, or the failure, suspension or disruption of any relevant stock exchange or market. The Adviser shall notify the Fund promptly when it becomes aware of any event described above. The Fund shall not be responsible for temporary delays in the performance of its duties and obligations hereunder and correspondingly shall not be liable for any loss or damage attributable to such delay in consequence of any event described above.

      10. DURATION; TERMINATION; NOTICES; AMENDMENT. This Agreement will become effective on the date hereof and will continue in effect for a period of two years thereafter, and shall continue in effect for successive twelve-month periods thereafter, only so long as each such successive continuance is approved at least annually by votes of the Trust's Board of Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, such continuance will be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

      Notwithstanding the foregoing, however, (i) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to the Adviser, (ii) this Agreement will automatically terminate in the event of its assignment, and (iii) this Agreement may be terminated by the Adviser on ninety days' written notice to the Fund. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party as follows:

             If to the Fund, at:

             Vanguard International Explorer Fund
             P.O. Box 2600
             Valley Forge, PA 19482
             Attention:  Joel Dickson
             Telephone: 610-669-5846
             Facsimile:  610-503-5855

             If to the Adviser, at:

             Schroder Investment Management North America Inc.
             875 Third Avenue,
             22nd Floor
             New York, New York 10022
             Attention: Catherine A. Mazza
             Telephone: 212-641-3889
             Facsimile: 212-641-3897

      This Agreement may be amended by mutual consent, but the consent of the Trust must be approved (i) by a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (ii) to the extent required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Fund of the Trust.

      As used in this Section 9, the terms "assignment," "interested persons," and "vote of a majority of the outstanding voting securities" will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

      11. SEVERABILITY. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

      12. CONFIDENTIALITY. The Adviser shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to any person other than the Trust, the Board of Directors of the Trust, The Vanguard Group, Inc. ("Vanguard"), and any director, officer, or employee of the Trust or Vanguard, except (i) with the prior written consent of the Trust, (ii) as required by law, regulation, court order or the rules or regulations of any self-regulatory organization, governmental body or official having jurisdiction over the Adviser, or (iii) for information that is publicly available other than due to disclosure by the Adviser or its affiliates or becomes known to the Adviser from a source other than the Trust, the Board of Directors of the Trust, or Vanguard.

      13. PROXY POLICY. The Adviser acknowledges that The Vanguard Group, Inc. will vote the shares of all securities that are held by the Fund unless other mutually acceptable arrangements are made with the Adviser with respect to the Schroder Portfolio.

      14. GOVERNING LAW. All questions concerning the validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-interest law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.

            IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory Agreement to be executed as of the date first set forth herein.

SCHRODER INVESTMENT
MANAGEMENT
NORTH AMERICA INC.                     VANGUARD WHITEHALL FUNDS


-----------------------------------    -------------------------------------
Signature                     Date        Signature                   Date

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Print Name                   Title        Print Name                  Title





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